Exhibit 5.0

August 15, 2019

Fauquier Bankshares, Inc.

10 Courthouse Square

Warrenton, Virginia 20186

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Fauquier Bankshares, Inc., a Virginia corporation (the “Company”), with respect to the offer and sale from time to time of shares of the Company’s common stock, par value $3.13 per share (the “Common Stock”), pursuant to the Company’s Amended and Restated Stock Incentive Plan (the “Plan”).  In such capacity, we have reviewed the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), to effect the registration of 350,000 shares of Common Stock (the “Shares”) under the Plan.

In this regard, we have examined such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein.

Based upon such review and examination, it is our opinion that the Shares, when issued pursuant to the Registration Statement and in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited in all respects to the application of the laws of the Commonwealth of Virginia, and we express no opinion as to the effect of the laws of any other jurisdiction.  Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ Williams Mullen